UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.Termination of a Material Definitive Agreement.

Payoff of Senior Term Loan

On October 29, 2019, SmartStop Self Storage REIT, Inc. (the “Company”) repaid in full all outstanding indebtedness and terminated all commitments and obligations under its Credit Agreement, dated as of January 24, 2019 (the “Senior Term Loan Agreement”), between the Company, SmartStop OP, L.P. (together with the Company, the “Borrowers”), KeyBank, National Association (“KeyBank”) as administrative agent and a lender, and Suntrust Bank (“SunTrust” and together with KeyBank, the “Lenders”). The Company’s payment to the Lenders was approximately $81.3 million, inclusive of accrued interest, which satisfied all of the Company’s obligations under the Senior Term Loan Agreement. As a result of the repayment, the Borrowers were automatically and permanently released from all security interests, mortgages, liens and encumbrances under the Senior Term Loan Agreement, and the corresponding pledges of (i) equity interests in certain of the Company’s property-owning special purpose entities and (ii) proceeds from certain capital events (collectively, the “Pledge Agreements”) were automatically terminated. The material terms of the Senior Term Loan Agreement and the Pledge Agreements are described in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 14, 2019.

The foregoing summaries of the Senior Term Loan Agreement and the Pledge Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Senior Term Loan Agreement, the Pledge and Security Agreement, and the Pledge and Security Agreement (Capital Events), which were filed with the SEC as Exhibits 10.19, 10.22 and 10.23, respectively, to the Company’s Current Report on Form 8-K on January 30, 2019 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of a letter to stockholders regarding the recent investment by a subsidiary of Extra Space Storage Inc. (NYSE: EXR) in the Company’s newly created Series A Convertible Preferred Stock (the “Extra Space Investment”). This stockholder letter is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

In connection with the Extra Space Investment, the Company received an initial investment of approximately $150 million. Immediately following the initial investment, the Company paid off approximately $95.4 million of indebtedness comprised of (i) approximately $80.9 million to repay the senior term loan, as described in Item 1.02 above, and (ii) approximately $14.5 million to repay a term loan with KeyBank, which was secured by certain revenue received by the Company from the sale of tenant protection plans at its properties.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

99.1	Letter to Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: October 31, 2019	By:	/s/ James Barry
James Barry
Chief Financial Officer and Treasurer